Exhibit 4.1

AMENDMENT TO RIGHTS AGREEMENT

THIS AMENDMENT TO RIGHTS AGREEMENT (this “Amendment”) is effective as of May 17, 2011, by and between Nobel Learning Communities, Inc., a Delaware corporation (the “Company”) and Broadridge Corporate Issuer Solutions, Inc. (f/k/a StockTrans, Inc.) (the “Rights Agent”).

BACKGROUND

WHEREAS, the Company is a party to that certain Rights Agreement, dated as of July 20, 2008 (the “Rights Agreement”), with the Rights Agent. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Rights Agreement;

WHEREAS, Section 27 of the Rights Agreement provides that the Company and the Rights Agent shall, if the Board of Directors of the Company so directs, supplement or amend any provision of the Rights Agreement without the approval of any holders of certificates representing shares of Common Stock;

WHEREAS, the Company is considering entering into a transaction (the “Merger”) pursuant to which Academic Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of Academic Acquisition Corp., a Delaware corporation (“Parent”), will be merged with and into the Company with the Company as the surviving corporation;

Whereas, in connection with the Merger, Parent has proposed to enter into a voting agreement with each of George H. Bernstein, Thomas Frank, Patricia Miller, Susan Race, Lee Bohs, Jeanne Marie Welsko, David Beale, Therese Kreig Crane, Steven Fink, Peter Havens, Richard Pinola, Michael Rosenthal, Ralph Smith, David Warnock, Camden Partners Strategic Fund II-A, L.P., Camden Partners Strategic Fund II-B, L.P., Blesbok LLC, Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value L.P. I, Wynnefield Small Cap Value Offshore Fund, Ltd., Channel Partnership II, L.P., Wynnefield Capital Inc. Profit Sharing Plan, Wynnefield Capital Management, LLC and Wynnefield Capital, Inc. (collectively, the “Significant Stockholders”), pursuant to which, among other things, each Significant Stockholder agrees to vote the shares of Common Stock held by it in favor of the Merger and grant Parent an irrevocable proxy in respect thereof; and

WHEREAS, the Company and the Rights Agent now desire to amend the Rights Agreement as set forth in this Amendment, and the Board of Directors of the Company hereby directs, pursuant to Section 27 of the Rights Agreement, that the Rights Agreement shall be amended as set forth in this Amendment.

TERMS

NOW, THEREFORE, in consideration of the foregoing and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Rights Agent hereby agree as follows:

1. Amendments to Section 1.

(a) Section 1 of the Rights Agreement is hereby amended by inserting the following definitions therein:

“Merger” shall have the meaning set forth in the Merger Agreement.

“Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of May 17, 2011, by and among the Company, Academic Acquisition Corp., a Delaware corporation (“Parent”), and Academic Merger Sub, Inc., a Delaware corporation (“Merger Sub”), as it may be amended from time to time.”

“Parent Group” shall mean, collectively, the Parent, Merger Sub and any of their respective Affiliates (solely for the purpose of the definition of Parent Group, the term Affiliates shall have the meaning assigned to it in the Merger Agreement).

“Significant Stockholder” means each of George H. Bernstein, Thomas Frank, Patricia Miller, Susan Race, Lee Bohs, Jeanne Marie Welsko, David Beale, Therese Kreig Crane, Steven Fink, Peter Havens, Richard Pinola, Michael Rosenthal, Ralph Smith, David Warnock, Camden Partners Strategic Fund II-A, L.P., Camden Partners Strategic Fund II-B, L.P., Blesbok LLC, Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value L.P. I, Wynnefield Small Cap Value Offshore Fund, Ltd., Channel Partnership II, L.P., Wynnefield Capital Inc. Profit Sharing Plan, Wynnefield Capital Management, LLC and Wynnefield Capital, Inc. and their respective Affiliates and Associates.

“Voting Agreements” means any agreements disclosed to the Company on or prior to the date hereof, that are entered into, or to be entered into, by a Significant Stockholder with Parent by which each such Significant Stockholder agrees, among other things, to vote the shares of Common Stock held by it in favor of the Merger and grant Parent an irrevocable proxy in respect thereof.

(b) The definition of “Acquiring Person” in Section 1 of the Rights Agreement is hereby amended by inserting the following sentence at the end thereof:

“Notwithstanding the foregoing or any other provision of this Agreement to the contrary, none of (i) the execution and delivery of the Merger Agreement or any agreements, arrangements or understandings entered into by the Parent Group contemplated by the Merger Agreement, (ii) the execution and delivery of each Voting Agreement or any agreements, arrangements or understandings entered into by the Parent Group or any Significant

Stockholder required by or provided for in the Voting Agreements, (iii) the announcement of the Merger Agreement or the Merger, (iv) the consummation of the Merger, and (v) the consummation of the other transactions contemplated by the Merger Agreement or required by or provided for in the Voting Agreements shall be deemed to result in the Parent Group or any Significant Stockholder becoming an Acquiring Person.”

(c) The definition of “Distribution Date” in Section 1 of the Rights Agreement is hereby amended by inserting the following sentence at the end thereof:

“Notwithstanding the foregoing or any other provision of this Agreement to the contrary, none of (i) the execution and delivery of the Merger Agreement or any agreements, arrangements or understandings entered into by the Parent Group contemplated by the Merger Agreement, (ii) the execution and delivery of each Voting Agreement or any agreements, arrangements or understandings entered into by the Parent Group or any Significant Stockholder required by or provided for in the Voting Agreements, (iii) the announcement of the Merger Agreement or the Merger, (iv) the consummation of the Merger, and (v) the consummation of the other transactions contemplated by the Merger Agreement or required by or provided for in the Voting Agreements shall be deemed to result in a Distribution Date.”

(d) The definition of “Stock Acquisition Date” in Section 1 of the Rights Agreement is hereby amended by inserting the following sentence at the end thereof:

“Notwithstanding the foregoing or any other provision of this Agreement to the contrary, none of (i) the execution and delivery of the Merger Agreement or any agreements, arrangements or understandings entered into by the Parent Group contemplated by the Merger Agreement, (ii) the execution and delivery of each Voting Agreement or any agreements, arrangements or understandings entered into by the Parent Group or any Significant Stockholder required by or provided for in the Voting Agreements, (iii) the announcement of the Merger Agreement or the Merger, (iv) the consummation of the Merger, and (v) the consummation of the other transactions contemplated by the Merger Agreement or required by or provided for in the Voting Agreements shall be deemed to result in a Stock Acquisition Date.”

2. Amendment to Section 3. Section 3 of the Rights Agreement is hereby amended by adding the following as a new Section 3(e):

“Notwithstanding anything in this Agreement to the contrary, no member of the Parent Group or any Significant Stockholder shall become an Acquiring Person, either individually or collectively, no Distribution Date, Record Date, Section 13 Event or Stock Acquisition Date shall be deemed to occur, no Rights shall be issued or become issuable, be distributed or become distributable, separate or become separable from the Common Stock, or otherwise become exercisable and no adjustment shall be made pursuant to Section 11, in each case solely by virtue of (i) the execution and delivery of the Merger Agreement or any agreements, arrangements or understandings entered into by the Parent Group contemplated by the Merger Agreement, (ii) the execution and delivery of each Voting Agreement or any agreements, arrangements or understandings entered into by the Parent Group or any Significant Stockholder required by or provided for in the Voting Agreements, (iii) the announcement of the Merger Agreement or the Merger, (iv) the consummation of the Merger, and (v) the consummation of the other transactions contemplated by the Merger Agreement or required by or provided for in the Voting Agreements.”

3. Amendment to Section 11(a)(ii). Section 11(a)(ii) of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, none of (i) the execution and delivery of the Merger Agreement or any agreements, arrangements or understandings entered into by the Parent Group contemplated by the Merger Agreement, (ii) the execution and delivery of each Voting Agreement or any agreements, arrangements or understandings entered into by the Parent Group or any Significant Stockholder required by or provided for in the Voting Agreements, (iii) the announcement of the Merger Agreement or the Merger, (iv) the consummation of the Merger, and (v) the consummation of the other transactions contemplated by the Merger Agreement or required by or provided for in the Voting Agreements shall be deemed to be a Section 11(a)(ii) Event or shall cause the Rights to be adjusted or exercisable in accordance with, or any other action to be taken or obligations to arise pursuant to, this Section 11(a)(ii).”

4. Amendment to Section 13. Section 13 of the Rights Agreement is hereby amended by adding the following sentence to the end thereof:

“Notwithstanding anything in this Agreement to the contrary, none of (i) the execution and delivery of the Merger Agreement or any agreements, arrangements or understandings entered into by the Parent Group contemplated by the Merger Agreement, (ii) the execution and delivery of each Voting Agreement or any agreements, arrangements or understandings entered into by the

Parent Group or any Significant Stockholder required by or provided for in the Voting Agreements, (iii) the announcement of the Merger Agreement or the Merger, (iv) the consummation of the Merger, and (v) the consummation of the other transactions contemplated by the Merger Agreement or required by or provided for in the Voting Agreements shall be deemed to be a Section 13 Event or cause the Rights to be adjusted or exercisable in accordance with, or any action to be taken or obligation to arise pursuant to, this Section 13.”

5. Effectiveness. This Amendment shall be deemed effective as of the date first written above, as if executed on such date. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect and shall be otherwise unaffected.

6. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

7. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

8. Title and Subtitles. The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

9. Counterparts: Facsimile. This Amendment may be executed in any number of counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signature to this Amendment transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

[signature page follows]

The parties have executed this Amendment to Rights Agreement as of the date first above written.

COMPANY:

NOBEL LEARNING COMMUNITIES, INC.

Attest:

By:	/s/ Thomas Frank	By:	/s/ George Bernstein
Name:	Thomas Frank	Name:	George Bernstein
Title:	CFO	Title:	President and CEO

RIGHTS AGENT:

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. (F/K/A STOCKTRANS, INC.)

Attest:

By:	/s/ Megan A. Keefe	By:	/s/ Linnette Samuels
Name:	Megan A. Keefe	Name:	Linnette Samuels
Title:	Director of Corporate Actions	Title:	Vice President

[signature page to amendment to rights agreement]